EXHIBIT 99.1

Contacts:
URS Corporation                                                                      Sard Verbinnen & Co
H. Thomas Hicks                                                                      Hugh Burns/Jane Simmons
Vice President                                                                             (212) 687-8080
& Chief Financial Officer
(415) 774-2700

URS CORPORATION REPORTS THIRD QUARTER 2008 RESULTS

Revenues Increase 104%, Net Income up 70% from Third Quarter 2007 Results

Full Year Guidance Raised

SAN FRANCISCO, CA – November 5, 2008 – URS Corporation (NYSE: URS) today reported its financial results for the third quarter of fiscal 2008, which ended on September 26, 2008.  Revenues for the quarter were $2.59 billion, compared with revenues of $1.27 billion during the third quarter of 2007, a 104.1% increase.  Net income for the third quarter of 2008 was $65.8 million, a 70.0% increase from the $38.7 million reported for the corresponding period in 2007, and earnings per share (“EPS”) for the third quarter of 2008 was $0.79, fully diluted, 8.2% higher than the fully diluted EPS of $0.73 for the same period last year.  The results for the quarter ended September 26, 2008 include the operations obtained through the acquisition of Washington Group International, Inc. (“WGI”).

For the purpose of calculating diluted EPS, weighted-average shares outstanding were 82.8 million for the third quarter of 2008.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “We are very pleased with the Company’s third quarter results, which reflect continued solid performance across all of our markets, as well as our position as a premier E&C and technical services company and a leader in large, long-term growth markets.”

Mr. Koffel continued, “URS’ third quarter results were positively affected by several items, including higher performance-based fees and incentives on various projects performed by the Washington Division, including $17.7 million of pre-tax earnings on a Department of Energy nuclear waste processing facility project, and performance-based incentive fee recognition on several EG&G projects.  Although we do not expect these events to occur every quarter, the business continues to perform well and we have increased our EPS guidance for 2008.”

“We continue to pay close attention to current economic conditions.  However, our strong position in markets that are resilient to economic downturns and the fact that more than 50% of our revenues are derived from government funding give us confidence in our ability to deliver revenue and profit growth next year.  Our optimism is supported by our $18.0 billion backlog and $33.1 billion book of business, both of which are records for the Company.”

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three divisions: the URS Division, the EG&G Division and the Washington Division.  The URS Division performs program management, planning, design and engineering, and construction management services in the federal, infrastructure, and industrial and commercial markets.  The EG&G Division primarily serves the federal market, providing program management, systems engineering and technical assistance, and operations and maintenance services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other agencies.  The Washington Division provides program management, planning, design and engineering, construction, operations and maintenance, and decommissioning and closure services to customers in the power, infrastructure, industrial and commercial and federal markets.

Following the WGI acquisition, URS realigned several of its businesses among its three operating segments, effective for fiscal year 2008.  Consequently, quarterly results for each division are not comparable to the third quarter of last year.  For the third quarter of 2008:

URS Division reported revenues of $839.7 million and operating income of $59.7 million.

EG&G Division reported revenues of $606.8 million and operating income of $42.0 million.

Washington Division reported revenues of $1.15 billion and operating income of $62.0 million.

Outlook for the Remainder of Fiscal 2008

URS announced that it has revised its outlook for fiscal 2008 based on the Company's continued positive outlook for its underlying businesses.  URS continues to expect that fiscal 2008 revenues will be approximately $9.8 billion.  Based upon our current expectations, URS now expects that 2008 net income will be between $215 and $223 million, compared to its prior estimate of $197 and $207 million, and EPS will be in the range of $2.60 to $2.70.  Previously, URS expected EPS would be between $2.36 and $2.48.

In addition, the Company expects that its effective tax rate in 2008 will be approximately 42%.  The Company reaffirmed its expectation that fully diluted weighted-average shares outstanding will be approximately 83 million.  And finally, URS expects interest expense in 2008 to be approximately $90 million.

Webcast Information

URS will host a dial-in conference call on Thursday, November 6, 2008 at 11:00 a.m. (EST), to discuss its third quarter fiscal 2008 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at www.urscorp.com.

URS Corporation is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, the Company operates through three divisions: the URS Division, the EG&G Division and the Washington Division.  URS Corporation has more than 50,000 employees in a network of offices in more than 30 countries (www.urscorp.com).

TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future net income and earnings per share, future backlog and book of business, future tax rates, future outstanding shares, future interest expenses and other future business, economic and industry conditions.  The Company believes that its expectations are reasonable and are based on reasonable assumptions.  However, such forward-looking statements by their nature involve risks and uncertainties.  We caution that a variety of factors could cause the Company’s business and financial results to differ materially from those expressed or implied in the Company’s forward-looking statements.  These factors include, but are not limited to:  an economic downturn; recent declines in the financial markets; changes in the Company’s book of business; the Company’s compliance with government contract procurement regulations; the Company’s leveraged position and the ability to service its debt; restrictive covenants in the Company’s 2007 Credit Facility; the Company’s integration of Washington Group International, Inc.; the Company’s ability to procure government contracts; the Company’s reliance on government appropriations; the ability of the government to unilaterally terminate the Company’s contracts; the Company’s ability to make accurate estimates and assumptions; the Company’s accounting methods; impairment of the Company’s goodwill; the Company’s and its partners’ ability to bid on, win, perform and renew contracts and projects; the Company’s dependence on partners, subcontractors and suppliers; customer payment defaults; the Company’s ability to recover on claims; availability of bonding and insurance; environmental liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; nuclear energy indemnification; a decline in defense spending; industry competition; the Company’s ability to attract and retain key individuals; employee, agent or partner misconduct; risks associated with international operations; business activities in high security risk countries; third party software risks; terrorist and natural disaster risks; the Company’s relationships with its labor unions; the Company’s ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in the Company's Form 10-Q for the quarter ended September 26, 2008, as well as in other reports filed from time to time with the Securities and Exchange Commission.  These forward-looking statements represent only the Company’s current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made.  The Company assumes no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except per share data)

	September 26, 2008	December 28, 2007
ASSETS
Current assets:
Cash and cash equivalents	$221,630	$256,502
Accounts receivable, including retentions of $57,990 and $58,366, respectively	1,013,708	1,015,052
Costs and accrued earnings in excess of billings on contracts in process	1,133,612	1,023,302
Less receivable allowances	(47,143)	(51,173)
Net accounts receivable	2,100,177	1,987,181
Deferred tax assets	128,013	133,888
Prepaid expenses and other assets	179,342	210,807
Total current assets	2,629,162	2,588,378
Investments in unconsolidated affiliates	266,431	206,721
Property and equipment at cost, net	349,810	357,907
Intangible assets, net	526,774	572,974
Goodwill	3,150,834	3,139,618
Other assets	60,753	64,367
Total assets	$6,983,764	$6,929,965
LIABILITIES, MINORITY INTERESTS, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Book overdrafts	$26,314	$15,638
Current portion of long-term debt	18,086	17,964
Accounts payable and subcontractors payable, including retentions of $86,660 and $73,491, respectively	786,675	693,614
Accrued salaries and wages	445,030	486,853
Billings in excess of costs and accrued earnings on contracts in process	228,196	296,752
Accrued expenses and other	157,593	170,782
Total current liabilities	1,661,894	1,681,603
Long-term debt	1,119,160	1,288,817
Deferred tax liabilities	222,630	137,058
Self-insurance reserves	102,379	73,253
Pension, post-retirement, and other benefit obligations	138,078	156,843
Other long-term liabilities	82,923	88,735
Total liabilities	3,327,064	3,426,309
Commitments and contingencies
Minority interests	26,926	25,086
Stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200,000 shares; 84,557 and 83,355 shares issued, respectively; and 83,505 and 83,303 shares outstanding, respectively	845	833
Treasury stock, 1,052 and 52 shares at cost, respectively	(42,585)	(287)
Additional paid-in capital	2,825,728	2,797,238
Accumulated other comprehensive income	7,075	16,635
Retained earnings	838,711	664,151
Total stockholders’ equity	3,629,774	3,478,570
Total liabilities, minority interests and stockholders’ equity	$6,983,764	$6,929,965

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007

Revenues	$2,588,091	$1,267,997	$7,378,062	3,643,634
Cost of revenues	(2,448,700)	(1,189,647)	(7,008,457)	(3,418,286)
General and administrative expenses	(20,440)	(12,963)	(57,076)	(40,571)
Equity in income of unconsolidated affiliates	24,289	4,284	81,021	11,041
Operating income	143,240	69,671	393,550	195,818
Interest expense	(21,401)	(2,935)	(70,146)	(10,926)
Income before income taxes and minority interests	121,839	66,736	323,404	184,892
Income tax expense	(51,028)	(26,956)	(136,013)	(75,987)
Minority interests in income of consolidated subsidiaries, net of tax	(5,046)	(1,087)	(12,831)	(3,049)
Net income	65,765	38,693	174,560	105,856
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(13,380)	682	(7,962)	3,858
Interest rate swaps, net of tax	1,201	—	(1,598)	—
Comprehensive income	$53,586	$39,375	$165,000	$109,714
Earnings per share:
Basic	$.80	$.74	$2.13	$2.05
Diluted	$.79	$.73	$2.11	$2.01
Weighted-average shares outstanding
Basic	82,296	51,944	82,031	51,559
Diluted	82,794	52,751	82,739	52,546

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended		Nine Months Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007

Cash flows from operating activities:
Net income	$65,765	$38,693	$174,560	$105,856
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	22,304	9,813	66,147	29,029
Amortization of intangible assets	12,526	250	39,374	750
Amortization of debt issuance costs	2,141	429	6,280	1,286
Normal profit	2,662	(386)	(6,098)	(1,450)
Provision for doubtful accounts	1,851	578	3,324	2,305
Deferred income taxes	26,142	(229)	66,242	(863)
Stock-based compensation	7,805	6,146	22,095	20,070
Excess tax benefits from stock-based compensation	(3,523)	(2,467)	(3,865)	(6,489)
Minority interests in income of consolidated subsidiaries, net of tax	5,046	1,087	12,831	3,049
Changes in operating assets, liabilities and other, net of effects of acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts in process	(19,113)	5,261	(100,173)	(52,878)
Prepaid expenses and other assets	(20,913)	3,641	(12,339)	(11,641)
Investments in unconsolidated affiliates	(5,460)	4,282	(19,070)	12,706
Accounts payable, accrued salaries and wages and accrued expenses	(16,551)	30,706	9,192	70,289
Billings in excess of costs and accrued earnings on contracts in process	261	24,722	6,673	(14,593)
Other long-term liabilities	(26,539)	7,792	(11,831)	7,175
Other assets, net	9,709	(6,083)	9,774	(15,654)
Total adjustments and changes	(1,652)	85,542	88,556	43,091
Net cash from operating activities	64,113	124,235	263,116	148,947
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(24,468)	(6,328)	(26,784)	(6,328)
Proceeds from disposal of property and equipment, and sale-leaseback transactions	2,287	—	10,722	—
Investments in unconsolidated affiliates	(4,919)	—	(28,035)	—
Change in restricted cash	(2,071)	—	(134)	—
Capital expenditures, less equipment purchased through capital leases and equipment notes	(16,701)	(9,152)	(62,329)	(22,354)
Net cash from investing activities	(45,872)	(15,480)	(106,560)	(28,682)
Cash flows from financing activities:
Long-term debt principal payments	(72,433)	(41,457)	(176,777)	(77,226)
Net borrowings (payments) under lines of credit and short-term notes	(39)	1,039	(259)	(3,749)
Net change in book overdrafts	25,210	(707)	10,676	(3,222)
Capital lease obligation payments	(1,953)	(2,602)	(5,949)	(9,491)
Excess tax benefits from stock-based compensation	3,523	2,467	3,865	6,489
Proceeds from employee stock purchases and exercises of stock options	13,456	10,282	19,314	18,720
Purchase of treasury stock	(42,298)	—	(42,298)	—
Net cash from financing activities	(74,534)	(30,978)	(191,428)	(68,479)
Net increase (decrease) in cash and cash equivalents	(56,293)	77,777	(34,872)	51,786
Cash and cash equivalents at beginning of period	277,923	63,511	256,502	89,502
Cash and cash equivalents at end of period	$221,630	$141,288	$221,630	$141,288

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007

Supplemental information:
Interest paid	$17,878	$1,990	$63,794	$10,272
Taxes paid	$18,512	$6,282	$44,336	$53,176

Supplemental schedule of noncash investing and financing activities:
Fair value of assets acquired (net of cash acquired)	$9,747	$—	$9,747	$16,888
Liabilities assumed	(9,497)	—	(9,497)	(127)
Non cash business acquisitions	$250	$—	$250	$16,761
Equipment acquired with capital lease obligations and equipment note obligations	$2,224	$2,430	$8,895	$13,679

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

(In billions) As of September 26, 2008	Total
Backlog:
Power	$1.9
Infrastructure	2.5
Industrial and commercial	3.3
Federal	10.3
Total Backlog	$18.0

(In billions) As of September 26, 2008	URS Division	EG&G Division	Washington Division	Total
Backlog	$2.8	$8.1	$7.1	$18.0
Designations	1.5	—	0.9	2.4
Option years	0.5	2.2	1.1	3.8
Indefinite delivery contracts	4.1	2.6	2.2	8.9
Total book of business	$8.9	$12.9	$11.3	$33.1

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

(In millions)	Three Months Ended September 26, 2008	Three Months Ended September 28, 2007	Nine Months Ended September 26, 2008	Nine Months Ended September 28, 2007
Revenues
URS Division	$839.7	$801.4	$2,546.4	$2,330.7
EG&G Division	606.8	377.0	1,732.2	1,085.4
Washington Division	1,154.8	102.5	3,137.6	270.6
Inter-segment, eliminations and other	(13.2)	(12.9)	(38.1)	(43.1)
Total revenues	$2,588.1	$1,268.0	$7,378.1	$3,643.6

Operating income
URS Division	$59.7	$57.6	$184.1	$165.9
EG&G Division	42.0	20.1	101.0	57.2
Washington Division	62.0	5.1	165.5	14.1
Inter-segment, eliminations and other	—	(0.1)	—	(0.8)
General and administrative expenses	(20.5)	(13.0)	(57.1)	(40.6)
Total operating income	$143.2	$69.7	$393.5	$195.8

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION

Three months ended September 26, 2008 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$53	$361	$140	$280	$834
EG&G Division	—	—	606	—	606
Washington Division	403	83	166	496	1,148
Total	$456	$444	$912	$776	$2,588

Nine months ended September 26, 2008 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$202	$1,063	$444	$823	$2,532
EG&G Division	—	—	1,730	—	1,730
Washington Division	1,161	254	390	1,311	3,116
Total	$1,363	$1,317	$2,564	$2,134	$7,378